UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF COLORADO


In re:                                                     CHAPTER 11

USMX OF ALASKA, INC.                                Case No. 98-17143-DEC
Tax I.D. No. 84-1294496




                     NOTICE OF STIPULATION REGARDING CONSENT
                FOR THE EMERGENCY INTERIM USE OF CASH COLLATERAL



         USMX of Alaska, Inc. provides notice of the attached Stipulation Regarding Consent for the Emergency Interim Use of Cash Collateral among USMX of Alaska, Inc., NM Rothschild & Sons, Ltd., and D.H. Blattner & Sons,
Inc.   The Stipulation is entered into pursuant to 11 U.S.C. ss. 363(c)(2)(A).

                                    LeBOEUF,   LAMB,  GREENE  &  MacRAE, L.L.P.



                               By:      _______________________________________
                                                    Carl A. Eklund, #2299
                                                    Bart B. Burnett, #21258
                                                    633 17th Street, Suite 2000
                                                    Denver, Colorado   80202
                                                    Telephone:  (303) 291-2600
                                                    Facsimile:  (303) 297-0422

                                                     ATTORNEYS FOR DEBTORS